Exhibit 99.1

Catastrophe Losses at Low End of Peer Group Source: SNL Financial, company filings, press releases and transcripts Note: Cumulative catastrophe losses for 2008 through Q1 2011 as a percentage of cumulative NPE from non-life operations for 2008 through Q1 2011. (1) Includes both Max Capital and Harbor Point prior to merger. 2008 - Present Cumulative Catastrophe Losses as % of Net Premiums Earned